Exhibit 32

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Hexcel Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nick L. Stanage, Chairman of the Board of Directors, Chief Executive Officer and President of the Company, and Wayne Pensky, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 20, 2014	/s/ Nick L. Stanage
(Date)	Nick L. Stanage
Chairman of the Board of Directors,
Chief Executive Officer and President
October 20, 2014	/s/ Wayne Pensky
(Date)	Wayne Pensky
Senior Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Hexcel Corporation and will be retained by Hexcel Corporation and furnished to the Securities and Exchange Commission or its staff upon request.